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                                                                     Exhibit 2.2


                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]


       We hereby consent to being named and to the summarisation of advice attributed to us in the response to Item 6 of the Annual Report on Form 20-F of Stolt Nielsen S.A. for the fiscal year ended November 30, 1998.



                                             /s/ ELVINGER, HOSS & PRUSSEN



Luxembourg,
May 24, 1999